May 1, 2012

Bakers Footwear Group, Inc.

2815 Scott Avenue

St. Louis, Missouri 63103

Re: Bakers Footwear Group, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special securities counsel for Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2012 in connection with the registration under the Act of 1,010,000 shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”) issuable from time to time to participants (the “Participants”) pursuant to the Bakers Footwear Group, Inc. 2012 Incentive Compensation Plan (the “Plan”).

In connection herewith we have examined:

(1)	the Plan;

(2)	the Registration Statement; and

(3)	the form of award under the Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and the Restated Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement and certificates of appropriate representatives of the Company.

Exhibit 5.1

Bakers Footwear Group, Inc. May 1, 2012 Page 2

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance to the Participants and upon the issuance and delivery of the Shares and the receipt by the Company of all consideration therefor in accordance with the terms of the Plan and any applicable award thereunder, under the terms and subject to the conditions set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

Our opinions herein reflect only the application of applicable Missouri state law and the federal laws of the United States of America. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion letter is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the Commission. We do not render any opinions except as set forth above. We hereby consent to the inclusion of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement. We also consent to your filing copies of this opinion letter with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours very truly,

/s/ Bryan Cave LLP

Bryan Cave LLP